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                                                                      EXHIBIT 21

                     LIST OF CAREMARK RX, INC. SUBSIDIARIES

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
COMPANY                                                                   INCORPORATION
NAME                                                                      STATE/COUNTRY


Acute Care Medical Management, Inc.                                       Ohio
Bay Area Practice Management Group, Inc.                                  California
BGS Healthcare, Inc.                                                      Florida
Caremark Holdings N.V                                                     The Netherlands
Caremark International Holdings Inc.                                      Delaware
Caremark International Inc.                                               Delaware
Caremark Inc.                                                             California
CHS Management, Inc.                                                      Delaware
Friendly Hills Healthcare Network Inc.                                    Delaware
HealthWays, Inc.                                                          Illinois
Home Health Agency of Greater Miami, Inc.                                 Florida
MedPartners Administrative Services, Inc.                                 Florida
MedPartners Managed Care, Inc.                                            Florida
MedPartners Acquisition Corporation                                       Delaware
MedPartners Aviation, Inc.                                                Delaware
MedPartners East, Inc.                                                    Delaware
MedPartners Integrated Network-Chandler, Inc.                             Arizona
MedPartners NSC Ltd.                                                      Illinois
MedPartners Physician Services Inc.                                       Delaware
MedPartners Professional Management Corporation                           Connecticut
MedPartners Provider Network, Inc.                                        California
MedPartners/Talbert Medical Management Corporation                        Delaware
MP Indemnity, Ltd.                                                        Bermuda
MP Receivables Company                                                    Delaware
Pacific Medical Group, Inc.                                               Oregon
Pacific Physician Services Arizona, Inc.                                  Delaware
Pacific Physician Services Nevada, Inc.                                   Delaware
Pacific Physician Services, Inc.                                          Delaware
Physicians' Hospital Management Corporation                               Delaware
PPS East, Inc.                                                            Delaware
PPS North Carolina Medical Management, Inc.                               North Carolina
PPS Riverside Division Acquisition and Management Corp. I                 Delaware
PPS Valley Management, Inc.                                               California
Prescription Health Services Inc.                                         California
Reliant Healthcare Systems, Inc.                                          California
Talbert Health Services Corporation                                       Delaware
Talbert Medical Management Corporation                                    Delaware
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                 LIST OF MEDPARTNERS NON-CORPORATE SUBSIDIARIES

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
COMPANY                                                                   INCORPORATION
NAME                                                                      STATE/COUNTRY

5000 Airport Plaza, L.P.                                                  California
Cerritos Investment Group                                                 California
Cerritos Investment Group II, A California Limited Partnership            California
Family Medical Center                                                     Oregon
MedPartners Administration, L.P.                                          Delaware
MedPartners Physician Management, L.P.                                    Delaware
MedPartners Physicians Services of Illinois, L.L.C                        Illinois
Med Tennessee, Inc.                                                       Delaware
MPI/Memorial IPA, LLC                                                     California
PPS Medical Management and Consulting, L.L.C                              Delaware
Sierra Meadows Associates, Ltd.                                           Nevada
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